Exhibit 10.8

AMENDMENT NO. 1
to the
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

AMENDMENT ("Amendment No. 1"), effective as of the 30th day of March 2014, by and between Ralph Lauren Corporation, a Delaware corporation (the "Company"), and Christopher Peterson (the "Executive").

WHEREAS, the Executive serves as the Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company pursuant to an Amended and Restated Employment Agreement by and between the Company and the Executive dated November 1, 2013 (the "Employment Agreement"); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1.    The first sentence of Section 2.3(a)(i) of the Employment Agreement is amended to read as follows, effective as of the date set forth above:

"Subject to Section 2.3(a)(v) and Section 4.1(a) hereof, the Corporation shall: (a) beginning with the first payroll period following the 30th day following the date of termination of Executive's employment, continue to pay the Executive, in accordance with the Corporation's normal payroll practice, his Base Compensation, as in effect immediately prior to such termination of employment, for the one-year period commencing on the date of such termination (the "Severance Period"), provided that the initial payment shall include Base Compensation amounts for all payroll periods from the date of termination through the date of such initial payment; and (b) pay to the Executive, on the last business day of the Severance Period, an amount equal to 200% of Executive's Base Compensation, as in effect immediately prior to such termination of Executive's employment."

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be duly executed and the Executive has hereunto set his hand, effective as of the date first set forth above.

RALPH LAUREN CORPORATION

By:	/s/ Mitchell Kosh
Mitchell Kosh
Title: Executive Vice President, Human Resources

Date: March 27, 2014

EXECUTIVE

/s/ Christopher Peterson
Christopher Peterson

Date: March 25, 2014

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